Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of August 14, 2026 (the “Execution Date”), is entered into by and between CHANGE AGENTS CORPORATION, a Delaware corporation (the “Company”), and each of the purchasers identified on the Issuance Schedule, including C/M Capital Master Fund, LP (collectively, the “Purchasers” and each, a “Purchaser”). Each capitalized term used herein shall have the meaning ascribed thereto in Section 7 below, or as otherwise defined herein.

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”); and

WHEREAS, each Purchaser desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a promissory note of the Company, in the form attached hereto as Exhibit A, to each Purchaser in the respective principal amount set forth opposite such Purchaser’s name on the Issuance Schedule attached hereto (each such note, together with any note issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, a “Note” and collectively, the “Notes”); and

WHEREAS, as an inducement to enter into this Agreement, the Company has agreed to issue to the Purchasers, in connection with the applicable Closing or Closings, (i) pre-funded warrants to purchase 1,000,000 shares of shares of Common Stock (the “Commitment Pre-Funded Warrants”) allocated among the Purchasers pro rata based on their respective funding amounts as set forth on the Issuance Schedule, with the aggregate number of Commitment Shares issued to all Purchasers in connection with all Closings provided further that the issuance of the Commitment Shares under the pre-funded warrant will be in compliance with Nasdaq shareholder approval rules..

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES.

(a) Closing. On each applicable Closing Date (as defined below), the Company shall sell and issue to each Purchaser, and each Purchaser shall purchase, its respective Note in the principal amount and for the funding amount set forth opposite such Purchaser’s name on the Issuance Schedule (each such purchase and sale, a “Closing” and collectively, the “Closings”). The funding amount for each Purchaser shall be as set forth on the Issuance Schedule (each, a “Company Funding Amount” and collectively, the “Company Funding Amounts”). The date on which each Purchaser funds its Note shall be the “Funding Date” applicable to such Purchaser.

(b) Closing Date. The date of the issuance and sale of each Note constituting a Closing pursuant to this Agreement (each, a “Closing Date”) shall be the date set forth opposite the applicable Purchaser’s name on the Issuance Schedule; provided that, if no date is specified, such Closing Date shall be as soon as practicable after the Execution Date. The Closing Dates may be simultaneous or occur on different dates, in each case as set forth on the Issuance Schedule.

(c) Form of Payment. On the applicable Funding Date, each Purchaser shall deliver its respective funding amount by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions.

2.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, severally and not jointly, represents and warrants to the Company, solely as to itself, that:

(a) Authorization; Enforcement. This Agreement has been duly and validly authorized by such Purchaser. This Agreement has been duly executed and delivered on behalf of such Purchaser, and this Agreement constitutes a valid and binding agreement of such Purchaser enforceable in accordance with its terms.

(b) Accredited Investor Status. Such Purchaser is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an “Accredited Investor”), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in its Note.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that as of the Execution Date and as of the applicable Closing Date and as of the applicable Funding Date (or as of such other time expressly specified below):

(a) Corporate Governance Compliance:

(i) Issuance of Note. Each Note has been duly authorized and is being validly issued to the applicable Purchaser.

(ii) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(iii) No Conflicts. Except as set forth on Schedule 3(a)(iii), the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary.

(b) SEC and Offering Compliance:

(i) Brokers. Except as set forth on Schedule 3(b)(i), no broker or finder is entitled to a commission or fee payable by the Company or for which any Purchaser could become liable in connection with the transactions contemplated by this Agreement, and the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. Any and all fees due to any brokers or finders shall be paid and satisfied solely by the Company at or prior to the applicable Closing, and the Company shall indemnify and hold harmless each Purchaser from any claims by any broker or finder claiming a right to payment based on any agreement or arrangement with the Company.

(ii) Regulation D Compliance. With respect to the Notes to be offered and sold hereunder, and subject to and in reliance on the Purchasers’ representations and warranties made in Section 2, the Company will satisfy all of the applicable requirements of compliance with Rule 506 under the Securities Act.

(iii) Transfer Taxes. On the applicable Closing Date, all transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Notes to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(iv) SEC Reports; Financial Statements. Except as set forth on Schedule 3(b)(iv), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(v) Absence of Certain Changes. Since the date of the latest financial statements included within the SEC Reports, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole.

(vi) Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3 in any material respect, and in addition to any other remedies available to any Purchaser pursuant to this Agreement, it will be considered an “Event of Default” under the applicable Note only if such breach is not cured within 10 Business Days after written notice from any Purchaser.

4.	GENERAL COVENANTS.

(a) Use of Proceeds. Except as set forth on Schedule 4(a), the Company shall use the net proceeds from the sale of the Notes for general working capital and other general corporate purposes (which may include, without limitation, strategic investments and/or transactions) and for the satisfaction of outstanding debt, provided however, such proceeds shall not be used for the redemption of any Common Stock or Common Stock Equivalents or for the settlement of any outstanding litigation.

(b) Indemnification. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless each other party, its officers, directors, employees, authorized agents, and any controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any Damages resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement by the Indemnifying Party under this Agreement; provided that the obligations of the Purchasers under this Section 4(b) are several and not joint, and no Purchaser shall be liable for any act or omission of any other Purchaser.

(c) Certain Expenses and Fees. The Company shall pay all taxes and duties levied in connection with the delivery of the Notes to the Purchasers. In addition, the Lead Investor shall have the right, in its sole discretion, to withhold $10,000 from the Lead Investor’s Company Funding Amount and remit such amount directly to the Lead Investor’s legal counsel as payment toward the Lead Investor’s legal fees and disbursements incurred in connection with this Agreement and the other Transaction Documents. Such withholding shall be non-accountable, and the Lead Investor shall have no obligation to provide the Company with any accounting, invoices, receipts, or other documentation regarding the application of such funds. Any amount so withheld shall be deemed paid by the Company for all purposes under this Agreement.

5.	SPECIAL COVENANTS.

(a) Prohibition on MCA Debt. While any portion of any Note remains outstanding, the Company shall not borrow or draw funds under any merchant cash advance or similar cash flow–based financing arrangement.

(b) Filing of Current Report. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”).

(c) Commitment Pre-Funded Warrants. Upon the applicable Closing or Closings, the Company shall issue to the Purchasers (or their respective designees) one or more pre-funded warrants (the “Pre-Funded Warrants”) to purchase, allocated pro rata among the Purchasers, a number of shares of Common Stock equal in the aggregate to 1,000,000 (such shares, the “Pre-Funded Warrant Shares”), at an exercise price of $0.0001 per share, in the form attached hereto as Exhibit B. Each Pre-Funded Warrant shall be subject to a beneficial ownership limitation of 4.99% of the Company’s outstanding Common Stock (calculated in accordance with Section 13(d) of the Exchange Act). Upon delivery of written notice to the Company, each Purchaser may increase (effective on the 61st day following such notice) or decrease such limitation to any percentage not exceeding 9.99%. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, if Company has not obtained Stockholder Approval, the Company shall not issue a number of Pre-Funded Warrant Shares, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions (the “Conversion Limitation”). For purposes of this section, “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of the Pre-Funded Warrant Shares under the Pre-Funded Warrants that, when taken together with any other securities that are required to be aggregated with the issuance of the Pre-Funded Warrant Shares issued under this P for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the issued and outstanding common stock as of the date of definitive agreement with respect to the first of such aggregated transactions.

(d) Most Favored Nation. If at any time while any portion of any Note remains outstanding, the Company issues any non-convertible debt to any third party on terms that are, taken as a whole, more favorable to such third party than those granted to any Purchaser under this Agreement or the applicable Note (including, without limitation, with respect to interest rate, maturity, original issue discount, security, covenants, or fees) (a “Subsequent Financing”), the Company shall provide written notice thereof to each Purchaser within five Trading Days of the closing of such Subsequent Financing, together with a description of the material terms thereof. Each Purchaser shall have 10 Trading Days following receipt of such notice to elect, independently by written notice to the Company, to amend the terms of this Agreement and such Purchaser’s Note to incorporate any or all of such more favorable terms, which amendments shall be deemed effective as of the closing date of such Subsequent Financing. An election by one Purchaser shall not bind any other Purchaser. The foregoing shall not apply to (i) issuances of Common Stock or Common Stock Equivalents to employees, officers, directors, or consultants of the Company pursuant to any equity incentive plan duly adopted by the Company’s Board of Directors; (ii) securities issued in a firm-commitment underwritten registered public offering; (iii) securities issued in connection with a bona fide strategic transaction approved by the Company’s Board of Directors where the primary purpose of such transaction is not the raising of capital; or (iv) the Commitment Shares issued pursuant to Section 5(c).

(e) Prohibition on Debt. From and after the applicable Closing Date, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, incur, assume, guarantee, or otherwise become liable for any Indebtedness (including, without limitation, merchant cash advances, convertible notes, promissory notes, and similar instruments) without the prior written consent of the Majority Holders, except for: (i) trade payables incurred in the ordinary course of business consistent with past practice; (ii) Indebtedness existing as of the applicable Closing Date and disclosed on Schedule 5(e) hereto; (iii) equipment financing and capital lease obligations not exceeding $100,000 in the aggregate at any time outstanding; (iv) Indebtedness in an amount of up to $250,000 and (v) any Indebtedness issued to any Purchaser (or its designees).

(f) Roll-Over Right. If at any time while any portion of any Note remains outstanding, or upon the occurrence of any future debt or equity financing by the Company (a “Future Financing”), each Purchaser shall have an independent right, exercisable at such Purchaser’s sole election, by delivery of written notice to the Company (a “Roll-Over Notice”), to apply all or any portion of the then-outstanding principal amount of such Purchaser’s Note, together with all accrued and unpaid interest thereon (the “Roll-Over Amount”), toward the purchase of securities offered in such Future Financing, on the same terms and conditions as are offered to other purchasers in such Future Financing. Upon the Company’s receipt of a Roll-Over Notice from a Purchaser: (i) such Purchaser’s Note shall be deemed repaid and cancelled to the extent of the Roll-Over Amount, and the Company’s obligation to pay the Roll-Over Amount in cash shall be discharged; (ii) the Roll-Over Amount shall simultaneously be applied as purchase consideration for the securities offered in the Future Financing, and such Purchaser shall be entitled to receive such securities as if it were a cash purchaser in such amount; and (iii) if the Roll-Over Amount is less than the entire outstanding principal and accrued interest of such Purchaser’s Note, such Note shall continue in effect with respect to the remaining balance. For the avoidance of doubt, the exercise of the Roll-Over Right under this Section 5(f) shall constitute a repayment and cancellation of the applicable portion of such Purchaser’s Note followed by a simultaneous new investment by such Purchaser in the Future Financing, and shall not constitute or be deemed to be a “conversion” of such Note into equity or any other security. Such Purchaser’s participation in the Future Financing pursuant to this Section shall be documented through the applicable purchase agreement or subscription documents for such Future Financing, and such Purchaser shall execute such documents on the same terms as other purchasers therein. The Company shall provide each Purchaser with written notice of any proposed Future Financing (a “Financing Notice”) not less than 10 Trading Days prior to the anticipated closing thereof, including a description of the material terms of such Future Financing. Each Purchaser shall have 10 Trading Days following receipt of the Financing Notice to deliver a Roll-Over Notice. If a Purchaser does not deliver a Roll-Over Notice within such period, such Purchaser shall be deemed to have waived its Roll-Over Right with respect to such Future Financing (but shall retain its Roll-Over Right with respect to any subsequent Future Financing). The Company shall not consummate any Future Financing without first complying with the notice provisions of this Section, unless each Purchaser entitled to receive notice hereunder has waived such notice in writing.

(g) Prohibition on Variable Rate Transactions. From and after the applicable Closing Date until April __, 2027, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee, or otherwise become a party to any Variable Rate Transaction without the prior written consent of the Majority Holders. A violation of this Section shall constitute an immediate Event of Default under the applicable Note without the requirement of any notice or cure period.

(h) Breach of Covenants. Any material breach by the Company of any covenant in Section 4, this Section 5, or elsewhere in this Agreement that remains uncured for 10 Business Days after written notice from any Purchaser shall constitute an Event of Default under each affected Note.

6.	GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law/Jurisdiction/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Agreement, shall be submitted to the exclusive jurisdiction of the state courts of the State of Delaware and the United States District Court for the District of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) JURY TRIAL WAIVER. THE COMPANY AND EACH PURCHASER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

(c) Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(d) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. In the event that any provision of this Agreement or of any of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f) Entire Agreement; Amendments. This Agreement and the instruments referenced herein, and the Transaction Documents, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the Majority Holders; provided, however, that no such waiver or amendment may, without the written consent of the Purchaser adversely affected thereby, amend, waive, or otherwise adversely affect the economic rights of such Purchaser under its Note.

(g) Notices. Any notices, consents, demands, requests, waivers or other communications required or permitted to be given under the terms of this Agreement or the Notes must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient; or (iii) one Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Change Agents Corporation

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

Email: sam@changeagentscorp.com

Attention: Sam Knipper

With a copy to (which shall not constitute notice or service of process):

Sheppard Mullin Richter & Hampton

30 Rockefeller Plaza, 38th Floor

New York, NY 10112

Email: rafriedman@sheppard.com

Attention: Richard Friedman

If to any Purchaser: At the mailing address and e-mail address set forth opposite such Purchaser’s name on the Issuance Schedule

Any party hereto may from time to time change its address or e-mail for notices under this Section 6(g) by giving at least 10 days’ prior written notice of such changed address to the other parties hereto.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (in the case of an assignment by a Purchaser) or the affected Purchaser or Purchasers (in the case of an assignment by the Company). Notwithstanding the foregoing, each Purchaser may independently assign its rights hereunder and under its Note to any person that purchases such Purchaser’s Note in a private transaction from such Purchaser or to any of its “Affiliates,” as that term is defined under the Exchange Act, without the consent of the Company or any other Purchaser.

(i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, the Purchasers and their respective Affiliates, and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. The representations, warranties, agreements and covenants in this Agreement shall survive the Closings and the termination or satisfaction of the Notes for the longest period allowable under applicable law. Each party agrees to indemnify and hold harmless each other party and its officers, directors, employees and agents for any loss or damage arising from any breach by such party of its representations, warranties, covenants or obligations under this Agreement, including advancement of expenses as incurred.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies.

(i) The Company acknowledges that a breach of its obligations hereunder will cause irreparable harm to each Purchaser. Accordingly, each Purchaser shall be entitled to injunctive relief and specific performance without the necessity of showing economic loss or posting any bond, in addition to all other remedies at law or in equity.

(ii) The Company shall reimburse each Purchaser for all costs, fees, expenses and attorneys’ fees incurred in connection with any action to enforce such Purchaser’s rights under this Agreement.

7.	DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalent” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all obligations of such Person in respect of letters of credit, bankers’ acceptances, or other similar instruments (or reimbursement obligations with respect thereto), (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (e) all obligations of such Person as lessee under capital leases or finance leases, (f) all indebtedness of others secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (g) all indebtedness of others guaranteed by such Person, (h) all obligations of such Person under any merchant cash advance, revenue-based financing, or similar cash flow–based financing arrangement, and (i) all obligations of such Person under any convertible notes, promissory notes, or similar debt instruments.

“Lead Investor” means C/M Capital Master Fund, LP. The Lead Investor has no special rights, powers, or duties beyond those of any other Purchaser under this Agreement, except as may be expressly set forth herein (and there are none).

“Majority Holders” means the Purchasers holding Notes representing more than 50% of the aggregate outstanding principal amount of all Notes then outstanding.

“Note” means each promissory note of the Company issued to a Purchaser pursuant to this Agreement in the principal amount set forth opposite such Purchaser’s name on the Issuance Schedule, together with any note issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with its terms, and “Notes” means all such notes collectively.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Purchaser” means each purchaser identified on the Issuance Schedule, and “Purchasers” means all such purchasers collectively.

“Subsidiary” or “Subsidiaries” means any Person in which the Company, directly or indirectly, owns or controls more than 50% of the outstanding voting securities or similar voting interests, or otherwise has the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Trading Day” shall mean a day on which the Trading Market shall be open for business.

“Trading Market” means the Nasdaq Stock Market.

“Transaction Documents” shall mean this Agreement, the Notes, and all schedules, exhibits, and ancillary documents executed and delivered in connection herewith or therewith.

“Variable Rate Transaction” means any transaction, agreement, or arrangement pursuant to which the Company or any Subsidiary (a) issues or sells any debt or equity securities that are convertible into, exchangeable for, or otherwise entitle the holder thereof to receive additional shares of Common Stock or Common Stock Equivalents at a conversion, exercise, or exchange rate or price that is based upon or varies with the trading price of the Common Stock or any other variable pricing mechanism, (b) enters into any interest rate swap, floating rate note, adjustable-rate loan, or similar agreement or instrument in which the interest rate, payment amount, or other material economic term is tied to a floating rate, benchmark rate (including SOFR, prime rate, or any successor benchmark), or other variable measure, (c) enters into any merchant cash advance, revenue-based financing, or similar cash flow–based financing arrangement in which the repayment amount, factor rate, or payment schedule varies based on the Company’s revenue, receivables, or other variable performance metric, or (d) enters into any other financing, hedging, or similar arrangement that is substantially similar in structure or economic effect to the foregoing. For the avoidance of doubt, “Variable Rate Transaction” shall include, without limitation, equity lines of credit, at-the-market offerings with variable pricing, and any transaction in which the Company may issue securities at a future-determined price based on a discount to market price or a formula tied to the trading price of the Common Stock.

Signature Page Follows

IN WITNESS WHEREOF, the Purchasers and the Company have caused their respective signature pages to this Note Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

CHANGE AGENTS CORPORATION

By:
Name:
Title:

PURCHASERS:

C/M CAPITAL MASTER FUND, LP

By:
	Name:	Thomas Walsh
	Title:	General Partner

[PURCHASER NAME]

By:
Name:
Title: